Exhibit 3.12

Amended & Restated
By-Laws
of
Scientific Games International, Inc.

AMENDED AND RESTATED
BY-LAWS
OF
SCIENTIFIC GAMES, INC.

A Delaware Corporation

(As Amended as of September 1, 1993)

AMENDED AND RESTATED
BY-LAWS
OF
SCIENTIFIC GAMES; INC.

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ARTICLE X – AMENDMENTS	19

Section 10.1 – Amendments Generally	19

ARTICLE XI – OFFICES	19

Section 11.1 – Principal Place of Business	19
Section 11.2 – Registered Office	19
Section 11.3 – Other Places of Business	19

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SCIENTIFIC GAMES, INC.
AMENDED AND RESTATED
BY-LAWS

ARTICLE I

DEFINITIONS

As used in these By-Laws, the terms set forth below shall have the meanings indicated as follows:

“Certificate of Incorporation” shall mean the Certificate of Incorporation of the Corporation, as amended from time to time.

“Board” shall mean the Board of Directors of the Corporation.

“Committee” means any committee designated by the Board and composed of one or more of its members.

“Corporation” shall mean Scientific Games, Inc., a Delaware corporation.

“Executive Officer” shall mean the Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and such Senior Vice Presidents, Executive Vice Presidents and other Vice Presidents as may be identified by the Board from time to time by resolution of the Board.

“General Corporation Law” shall mean the General Corporation Laws of the State of Delaware.

ARTICLE II

GENERAL PROVISIONS REGARDING NOTICES

Section 2.1.     Selection of Method of Giving Notice; Delivery.     Whenever any notice is required to be given under the provisions of the General Corporation Law or of the Certificate of Incorporation or of these By-Laws, whether required to be given to directors or stockholders or any other person, and the method of giving notice is not prescribed, or if alternate or multiple methods of giving notice are permitted and the ordering of such alternate or multiple methods of giving is not prescribed by the provisions of the General Corporation Law, the Certificate of Incorporation or these By-Laws, then notice may be given by such method or methods and in such order or orders as may be selected by the Corporation or as its officers or directors may establish, provided that:

(a)           Any notice required by the General Corporation Law, the Certificate of Incorporation or these By-Laws shall be in writing unless oral notice is reasonable under the circumstances.

(b)           Notice may be communicated in person; by telephone, telegraph, teletype, facsimile transmission or other form of wire or wireless communication; or by mail or private carrier. If these forms of individual notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.

(c)           Written notice by the Corporation to any stockholder is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of stockholders; provided, however, that if the Corporation has more than five hundred (500) stockholders of record entitled to vote at a meeting, it may utilize a class of mail other than first class if the notice of the meeting is mailed, with adequate postage prepaid, not less than 30 days before the date of the meeting.

Section 2.2.     Waiver of Notice.      Whenever any notice is required to be given under the provisions of the General Corporation Law or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and in fact makes such objection.

Section 2.3.     Content of Notice or Waiver of Notice.      Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written notice or waiver of notice unless expressly so required by the provisions of the General Corporation Law, the Certificate of Incorporation, these By-Laws or otherwise as may be required by law.

ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 3.1.     Place of Stockholder Meetings.      All meetings of the stockholders for the election of Directors shall be held in the City of Wilmington, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated

in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the-notice of the meeting or in a duly executed waiver of notice thereof.

Section 3.2.     Annual Meeting.      The annual meeting of stockholders shall be held on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect the Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.3.     Special Meeting.      Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the General Corporation Law or by the Certificate of Incorporation, may be called at any time by the Chairman or Chief Executive Officer and shall be called by the Chairman, Chief Executive Officer, or Secretary at the request, in writing, of (i) a majority of the members of the Board of Directors or (ii) stockholders owning a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote.

Section 3.4.     Notice of Annual and Special Meetings.      Written notice of the place, date and hour of every annual or special meeting of the stockholders shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of such meeting by personal delivery to the stockholder of a copy of such notice or by mailing a copy of such notice addressed to the stockholder at his post office address as the same shall appear on the record of stockholders of the Corporation or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to him at some other address, then addressed to him at such other address. Notice of a special meeting of the stockholders shall also state the purpose or purposes for which the meeting is called. Each notice of a special meeting of stockholders shall indicate that it has been issued by or at the direction of the person or persons calling the meeting. Notice shall be deemed given when deposited, postage prepaid, in a United States post office or official depository.

Section 3.5.     Waiver of Notice.      Whenever notice of any annual or special meeting of stockholders is required, a written waiver of notice signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting by such stockholder, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

Section 3.6.     Quorum and Voting Requirements.      (a) Except where a separate vote by class or classes of stock is required by the General Corporation Law, the Certificate of Incorporation, or these By-Laws, the holders of at least one-third of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall Constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise expressly may be required by the General Corporation Law, the Certificate of Incorporation or these By-Laws.

(b)           When a quorum is present at any meeting, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and voting shall decide any question properly brought before such meeting, unless the question is one upon which, by express provision of the General Corporation Law or of the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

(c)           Where a separate vote by a class or classes of stockholders is required, the holders of at least one-third of the shares issued and outstanding of such class or classes entitled to take action with respect to the vote on that matter, present in person or represented by proxy, shall constitute a quorum of such class and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting and voting shall be the act of such class unless the question is one upon which, by express provision of the General Corporation Law or of the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 3.7.     Action in the Absence of a Quorum; Adjournment  of Meetings.      If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, who are present in person or represented by proxy, shall have the power, by a majority of those shares which are cast on a motion to adjourn, to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present or represented. At any reconvened meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 3.8.     Voting Rights and Proxies.      Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote, whether attending in person or represented by proxy, for each share of the capital stock held by such stockholder. No proxy shall be (i) effective unless given in writing and signed, either by the stockholder or his attorney-in-fact, (ii) effective until received by the Secretary or other officer or agent authorized to tabulate votes, or (iii) valid after, or voted after, eleven (11) months from the date thereof.

Section 3.9.     Action Without a Meeting.      Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting thereof, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 3.10.     Nominations and Notification of Nominations for Directors.      Nominations for election to the Board may be made by the Board, any nominating committee thereof or by any holder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors.

ARTICLE IV

DIRECTORS

Section 4.1.     General Powers.      All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors.

Section 4.2.     Number; Qualifications.      The number of the directors of the Corporation shall be fixed from time to time by or pursuant to these By-Laws of the Corporation; provided, however, that the number of directors fixed by or pursuant to these By-Laws shall not be less than one (1) or more than eight (8). Directors need not be stockholders of the Corporation.

Section 4.3.     Vacancies; How Filled.      Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and the director or directors so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until their successors have been duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held- in the manner provided by the General Corporation Law, the Certificate of Incorporation and these By-Laws. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

Section 4.4.     Meeting Place.      The Board of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 4.5.     Regular Meetings.      A regular annual meeting of the Board shall be held, without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of stockholders, except that if no such meeting is held, then the meeting may be held at such time and place as shall be specified as provided for with respect to Special Meetings of the Board or as shall be specified in a written waiver signed by all directors. Other regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 4.6.     Special Meetings.      Special meetings of the Board may be called by the Chairman or the Chief Executive Officer on not less than two (2) days’ notice to each director. Such notice shall be delivered by mail, telegram, telex, facsimile transmission or other form of wire or wireless communication or personal service. Special meetings shall be called by the Chairman, Chief Executive Officer or Secretary in like manner with ten (10) days’ notice to each director on the written request of two directors unless the Board consists of only one director, in which case special meetings shall be called by the Chairman, Chief Executive Officer or Secretary in like manner and on like notice on the written request of the sole director. Such notice shall state the time, date and place of such meeting, but need not describe the purpose of the meeting. Any such meeting shall be held at the time and place stated in the notice of the meeting.

Section 4.7.     Notice and Waiver of Notice.      If notice to a director is given- by mail, the notice shall be directed to him at the address designated by him for that purpose, or, if none is designated, at his last known address, and shall be deemed given when deposited, postage or costs prepaid, in a post office or official depository of any nation or with any nationally recognized overnight courier service. If notice to a director is given by telegram, telex, or facsimile transmission, it shall be directed to his last known address. In the case of notice by telegram or telex, notice shall be deemed given when received by the communications carrier; notice by facsimile transmission shall be deemed given when transmitted. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

Section 4.8.     Quorum.      At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by the General Corporation Law or by the Certificate of Incorporation. Any regular or special meeting of the Board at which a quorum is not present may be adjourned from time to time to some other place or time or both by a majority of the directors present, without any new notice other than announcement at the adjourned meeting.

Section 4.9.     Action Without Formal Meeting.      Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any Committee may be taken without a meeting, if all members of the Board or the applicable Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such Committee.

Section 4.10.     Conference Call Meetings.      Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board or of any Committee may participate in a meeting of the Board or of any Committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 4.11.     Board Committees.      The Board may, by resolution passed by a majority of the whole Board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board may appoint the Chairman of any Committee who shall be a member of such committee and shall preside at the meeting of the Committee for which such person is appointed Chairman. The Board may fill any vacancy in any Committee and may designate one or more directors as alternate members of any Committee who may replace any absent or disqualified member at any meeting of the Committee.

Any Committee, to the extent provided by resolution of the Board and to the extent permitted by law, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require such seal; but no Committee shall have the power or authority to (i) amend the Certificate of Incorporation, (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or (v) amend the By-Laws of the Corporation. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board and shall serve at the pleasure of the Board. Except as otherwise provided in these By-Laws or the Board resolution establishing a Committee, each Committee shall adopt its own rules of procedure.

Section 4.12.     Committee Minutes and Reports.     Each Committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 4.13.     Compensation.     Unless otherwise restricted by the Certificate of Incorporation, directors shall have the authority to fix compensation for services to the Corporation in their capacities as directors and for attendance at regular or special meetings of the Board and of any special or standing committees thereof as, from time to time, may be determined by resolution of the Board. The directors also may be paid their expenses, if any, of attendance at regular or special meeting of the Board and of any special or standing committees thereof as, from time to time, may be determined by resolution of the Board. No such payment or payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 4.14.     Removal.    Directors may be removed by the affirmative vote of a majority of shares present in person or represented by proxy entitled to vote on the election of directors and voting on any such removal resolution.

ARTICLE V

OFFICERS

Section 5.1.     Generally.    The Board shall by majority vote from time to time elect or appoint such officers as it shall deem necessary or appropriate to the management and operation of the Corporation, which officers shall hold their offices for such terms as shall be determined by the Board and shall exercise such powers and perform such duties as are specified in these By-Laws or in a resolution of the Board. Except as specifically otherwise provided in resolutions of the Board, the following requirements shall apply to election or appointment of officers:

(a)           The Board of Directors shall elect or appoint a President, one or more Vice-Presidents, a Secretary and a Treasurer, and may elect or appoint such additional officers as it deems advisable. Any number of offices may be held by the same person, except that there shall always be two persons who hold offices which entitle them to sign instruments and stock certificates.

(b)           Except as otherwise provided in this Article, all officers of the Corporation shall serve at the pleasure of the Board, and in the absence of specification otherwise in a resolution of the Board or an employment contract with such officer with a specified term authorized and approved by the Board, each officer shall be elected to serve until the next succeeding annual meeting of the Board and the election and qualification of his successor, subject to his earlier death, resignation or removal.

(c)           Any person may hold two or more offices simultaneously, and no officer need be a director or stockholder of the Corporation.

(d)           If so provided by resolution of the Board, any officer may be delegated the authority to appoint one or more officers or assistant officers, which appointed officers or assistant officers shall have the duties and powers specified in the resolution of the Board.

Section 5.2.     Compensation.    The salaries of the officers of the Corporation shall be fixed by the Board, except that the Board may delegate to any officer or officers the power to fix the compensation of any other officer.

Section 5.3.     Vacancies.    A vacancy in any office because of resignation, removal or death may be filled by the Board for the unexpired portion of the term or, if so provided by resolution of the Board, by an officer of the Corporation to whom the Board has delegated the authority to appoint the holder of such vacated office.

Section 5.4.     Election.    Except as may be provided pursuant to the provisions of Section 5.1, including the right of the Corporation to enter into employment contracts whose length is greater than one year, the Board at its first meeting after each annual meeting of stockholders shall elect or ratify the reappointment of such officers as may be elected or appointed pursuant to Section 5.1(a) of these By-Laws.

Section 5.5.     Powers and Duties of the President.    The President shall be the chief executive officer of the Corporation and shall have general charge and supervision of its business, affairs, administration and operations. The President shall from time to time make such reports concerning the Corporation as the Board of Directors of the Corporation may require. The President shall preside at all meetings of the stockholders and the Board of Directors. The President shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

Section 5.6.     Powers and Duties of the Vice-Presidents.    Each of the Vice-Presidents shall be given such titles and designations and shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

Section 5.7.     Powers and Duties of the Secretary.     The Secretary shall record and keep the minutes of all meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose. The Secretary shall attend to the giving and serving of all notices by the Corporation. The Secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such other books and records as the Board of Directors may direct. The Secretary shall be the custodian of the corporate seal of the Corporation and shall affix or cause to be affixed such seal to such contracts and other instruments as the Board of Directors may direct. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

Section 5.8.     Powers and Duties of the Treasurer.    The Treasurer shall be the custodian of all funds and securities of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation’s cash and other accounts, and shall cause to be entered regularly in the proper books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation’s receipts and disbursements. The Treasurer shall at all reasonable times exhibit the Corporation’s books and accounts to any director of the Corporation upon application at the principal office of the Corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

Section 5.9.     Additional Officers.    The Board may elect or appoint such additional officers, with such titles as the Board of Directors shall designate by resolution, as they shall deem in the best interests of the Corporation.

Section 5.10.     Delegation.    In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

ARTICLE VI

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

Section 6.1.     Corporation Subject to Section 203.    The Corporation shall not be subject to the provisions of Section 203 of the General Corporation Law (Business Combination with Interested Stockholders).

ARTICLE VII

CAPITAL STOCK

Section 7.1.     Form, Certificates Representing Shares, Uncertificated Stock.    The shares of a Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such resolution by the Board, every holder of shares of the capital stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by: (1) the President or any Vice-President and (2) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, or such officer performing such duties, certifying the number of shares owned by such stockholder in the Corporation.

Any or all of the signatures on the certificate may be facsimiles. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2.      Lost or Destroyed Certificates.    The Board may direct the Corporation to issue a new certificate or certificates or uncertificated shares in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit or affirmation of that fact, in such manner as the Board may require, by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to or on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate, certificates or uncertificated Shares.

Section 7.3.     Transfer of Stock.    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto (or record the shares represented by such certificate as uncertificated Shares), cancel the old certificate and record the transaction upon its books.

Section 7.4.     Fixing Record Dates.    (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than sixty (60) or less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record for the adjourned meeting.

(b)           In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 7.5.     Right to Recognize Registered Stockholders.    The Corporation shall be entitled to recognize the exclusive right of a person registered on the Corporation’s books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments to a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to, or. interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Corporation Law.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1.     Execution of Documents.    All contracts, agreements, instruments, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 8.2.     Fiscal Year.    The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 8.3.     Corporate Seal.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal,” and “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced upon any document requiring such seal.

ARTICLE IX

INDEMNIFICATION AND INSURANCE

Section 9.1.     Contingent Right to Indemnification - Third Party Actions; Authority for Permissive Indemnification. (a) The Corporation shall indemnify any director or Executive Officer of the Corporation who was or is a party or is or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such director or Executive Officer (i) is or was a director, officer, employee or agent of the Corporation, or (ii) if at a time when serving as an officer or director such person is or was serving at the request of the Corporation as a director, officer, partner, employee or agent (an “Affiliated Officer”) of another corporation, partnership, joint venture, trust or other enterprise (an “Affiliated Entity”) or by reason of any action alleged to have been taken or not taken by such director, officer, employee or agent while acting in any such capacity, against expenses (including attorneys’ fees, costs and disbursements), judgment, fines, penalties and amounts paid in settlement (whether with or without court approval) actually and reasonably incurred by such director, officer, employee or agent in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement, which consent shall not be unreasonably withheld. The termination of any threatened or actual action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of solo contendere or its equivalent, shall not, of itself, create a presumption that such director, officer, employee or agent did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)           The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or Executive Officer under this Section 9.1.

(c)           Notwithstanding anything to the contrary in the foregoing provisions of paragraphs (a) and (b), the right of a person to indemnification pursuant to this Section against expenses incurred in connection with any action or suit commenced by such person shall not give rise to a right for the advance of such expenses, but such advance of expenses may be provided by the Corporation in any specific case as permitted by Section 9.7 of this Article.

Section 9.2.     Contingent Right to Indemnification - Actions By or In the Right of the Corporation; Authority for Permissive Indemnification.    (a) The Corporation shall indemnify any director or Executive Officer of the Corporation who was or is a party or is or was threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such director or Executive Officer is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an Affiliated Officer of an Affiliated Entity or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, against expenses (including, without limitation, attorneys’ fees and disbursements) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation. The termination of any such threatened or actual action, suit or proceeding by judgment, order or settlement, shall not, of itself, create a presumption that such director, officer, employee or agent did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Nevertheless, there shall be no indemnification with respect to expenses incurred in connection with any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty or duties to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(b)           The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under this Section 9.2.

(c)           Notwithstanding anything to the contrary in the foregoing provisions of paragraphs (a) and (b), the right of a person to indemnification pursuant to this Section against expenses incurred in connection with any action or suit in the right of the Corporation commenced by such person shall not give rise to a right for the advance of such expenses, but such advance of expenses may be provided by the Corporation in any specific case as permitted by Section 9.7 of this Article.

Section 9.3.     Absolute Right to Indemnification.    To the extent that a director, officer, employee or agent of the Corporation, or a director, officer, employee or agent of the Corporation serving in any other enterprises at the request of the Corporation, shall have been successful, on the merits or otherwise, (i) in defending against any threatened or actual action, suit or proceeding to which he was a party, or (ii) in defending against any claim, issue or matter therein, then, regardless of whether such threatened or actual action, suit, proceeding, claim, issue or matter shall have been asserted by or in the name of the Corporation or a third party, he shall be indemnified by the Corporation against all expenses (including, without limitation, attorneys’ fees and disbursements) actually and reasonably incurred by him in connection therewith.

Section 9.4.     Right to Indemnification for Service as a Witness.    (a) To the extent any person who is or was a director or Executive Officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative or investigative in nature) or in any investigation by the Corporation or the Board of Directors thereof or a committee thereof or by any securities exchange, any automated quotation system on which securities of the Corporation are or were listed or quoted by reason of such person’s services as a director or officer of the Corporation or as an Affiliated Officer of any Affiliated Entity while serving as an officer or director of the Corporation (other than in any action commenced by such person), the Corporation shall indemnify such person against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith within sixty (60) days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs.

(b)           The Corporation may indemnify any employee or agent of the Corporation to the same extent or a lesser extent that it may indemnify any director or officer under this Section 9.4.

Section 9.5.     Determination of Conduct.    (a) Any indemnification under this Article IX, unless ordered by a court, shall be made by the Corporation only as authorized in the specific cases upon a determination that indemnification is proper in the circumstances because the director, officer, employee or agent of the Corporation claiming indemnification has been successful, on the merits or otherwise, in any final adjudication in defending against any threatened or actual action, suit or proceeding or in defense of any claim, issue or matter therein or has met the applicable standard of conduct set forth in Sections 9.1, 9.2 or 9.11, as the case may be. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding in respect of which indemnification is sought, or (ii) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors of the Corporation so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

(b)           In the event a request for indemnification is made by any officer or director, the Corporation shall cause such determination to be made not later than 60 days after such request is made.

Section 9.6.     Advance for Expenses.

(a)           The Corporation, as authorized by the Board, may pay for or reimburse the expenses incurred by a director, officer, employee or agent of the Corporation, or a director, officer, employee or agent of the Corporation serving in any other enterprise at the request of the Corporation, in defending a proceeding in advance of the final disposition of such proceeding if: (i) the person seeking an advance for expenses furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Sections 9.1, 9.2 or 9.11, as the case may be, (ii) the person seeking an advance for expenses furnishes the Corporation a written undertaking executed personally or on his behalf to repay any advances if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX.

(b)           In the case of any proceeding involving a director or an Executive Officer of the Corporation, by reason of the fact that such Executive Officer or director was or is an officer or director of the Corporation or an Affiliated Officer of an Affiliated Entity, the Corporation, subject to the provisions of this section, shall advance promptly as incurred reasonable fees and disbursements of counsel for a director or Executive Officer for which the Corporation might have to indemnify such director or Executive Officer — whether pursuant to this Section 9.6 or any employment agreement between the Corporation and an Executive Officer approved by a majority of the members of the entire Board or a majority of the disinterested directors thereof, if any — provided (i) the director or Executive Officer shall execute a promissory note payable to the Corporation evidencing such advance if requested by the Corporation and otherwise comply with such other requirements of Delaware law or the Certificate of Incorporation or these By-Laws as shall be reasonably requested by the Corporation and (ii) the director or Executive Officer shall cause such counsel to cooperate fully in good faith with such requests as the Corporation or its counsel may reasonably make in order to endeavor to keep such legal fees and disbursements at the minimum level consistent with an adequate defense of the director or Executive Officer.

(c)             The undertaking required by paragraphs (a) (ii) and (b) (i) of this Section 9.6 must be the unlimited general obligation of the person seeking an advance for expenses but at the election of the Corporation need not be secured and at the election of the Corporation may be accepted without reference to such person’s financial ability to make repayment.

Section 9.7.     Indemnity Not Exclusive.    The provision of indemnification to or the advancement of expenses to any person under this Article or the entitlement for any reason to indemnification or the advancement of expenses under this Article shall not be deemed exclusive of any other rights to which a director, officer, employee or agent of the Corporation seeking indemnification may be entitled under any other by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 9.8.     Accrual of Claims: Continuing Obligation.    The indemnification provided or permitted under this Article shall apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of this Article. Absent an express agreement between the Corporation and the indemnified or indemnifiable person to the contrary, the provision of indemnification to or the advancement of expenses to any person under this Article or any successor provisions or the entitlement of any reason to indemnification or the advancement of expenses under this Article shall continue as to a director, officer, employee or agent of the Corporation who has ceased to be a director, officer, employee or agent of the Corporation or engaged in any other enterprise at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such director, officer, employee or agent.

Section 9.9.     Corporate Obligations: Successors.    This Article shall be deemed to create a binding obligation on the part of the Corporation to its current and former officers and directors and their heirs, distributees, executors, administrators and other legal representatives, and such persons in acting in such capacities shall be entitled to rely on the provisions of this Article, without giving notice thereof to the Corporation.

Section 9.10.     Definitions of Certain Terms.    (a) For purposes of this Article, references to “the Corporation” shall include, in addition to Scientific Games, Inc., Scientific Games Holdings Corp., and to the resulting corporation from any merger to which Scientific Games Holdings Corp. or Scientific Games, Inc. is a party.

(b)           For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, fiduciary, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, fiduciary, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interest of the Corporation” as referred to in this Article.

Section 9.11.     Insurance.    The Corporation shall have power to and may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Corporation who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as a director, officer, employee or agent, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX or applicable law.

ARTICLE X

AMENDMENTS

Section 10.1.     Amendments Generally.    These By-Laws may be amended or repealed, and any new By-Law may be adopted, by the stockholders entitled to vote or by the Board of Directors.

ARTICLE XI

OFFICES

Section 11.1.     Principal Place of Business. The principal business office of the Corporation shall be located in Alpharetta, Georgia.

Section 11.2.     Registered Office.    The address of the initial registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may change its registered agent or office at any time by resolution of its Board of Directors filed in accordance with the provisions of the General Corporation Law.

Section 11.3.     Other Places of Business.    The Corporation may also have offices at such other places, both within and without the States of Georgia and Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Effective: September 1, 1993